Exhibit 23.2


                      [Coopers & Lybrand L.L.P. Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of ASARCO Incorporated on Form S-8 of our report dated January 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of ASARCO Incorporated and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the ASARCO Incorporated Annual Report on Form 10-K for the fiscal year ended December 31, 1996.




                                           Coopers & Lybrand L.L.P.


New York, New York
February 6, 1998